Exhibit 10.1

ROADSHIPS HOLDINGS, INC.

INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT (the “Option Agreement”), has been executed as of July 2, 2012 and relates to certain performance options granted on the 20th day of April, 2012 (the “Grant Date”) pursuant to an employment agreement (the “Employment Agreement”) between Roadships Holdings, Inc., a Delaware corporation (the “Company”), and Michael Norton-Smith (the “Optionee”), a key employee of the Company or of a Subsidiary of the Company (a “Related Corporation”).  This Option Agreement is not meant to grant any new securities to the Optionee but instead is meant to formalize and govern the option and rights that had been granted to the Optionee on the Grant Date.

WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company, par value $0.001 (“Common Shares”) in accordance with the provisions of the Employment Agreement, a copy of which is attached hereto;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Grant of Option.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of ten million (10,000,000) Common Shares.  The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Employment Agreement now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options).  Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Option Agreement.  The Option granted hereunder is intended to be an incentive stock option (“ISO”) meeting the requirements of the Employment Agreement and section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and not a nonqualified stock option (“NQSO”).

2.
Exercise Price.  The exercise price of the Common Shares covered by this Option shall be $0.001 per share.  It is the determination of the committee administering the Employment Agreement (the “Committee”) that on the Grant Date the exercise price was not less than the greater of (i) 100% (110% for an Optionee who owns more than 10% of the total combined voting power of all shares of stock of the Company or of a Related Corporation – a “More-Than-10% Owner”) of the “Fair Market Value” of a Common Share, or (ii) the par value of a Common Share.

3.
Term.  Unless earlier terminated pursuant to any provision of the Employment Agreement or of this Option Agreement, 5,000,000 shares shall expire on or before April 19, 2013 and the remaining 5,000,000 shares shall expire on April 19, 2014 (collectively the “Expiration Date”), which date is not more than 10 years (five years in the case of a More-Than-10% Owner) from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

4.
Exercise of Option.  The Option shall vest according to the following schedule, provided that Optionee remains continuously employed as a key employee of the Company or a Related Corporation from the date hereof through the applicable vesting date:

Date Installment Becomes Exercisable	Number of Shares
Immediately	5,000,000 Shares
April 19, 2013	an additional 5,000,000 Shares

The Committee may accelerate any vesting date of the Option, in its discretion, if it deems such acceleration to be desirable.  Once the Option becomes exercisable, it will remain exercisable until it is exercised or until it terminates.

5.
Method of Exercising Option.  Subject to the terms and conditions of this Option Agreement and the Employment Agreement, the Option may be exercised by written notice to the Company at its principal office.  The form of such notice is attached hereto and shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full exercise price of such shares.  Only full shares will be issued.

The exercise price shall be paid to the Company:

(a)
in cash, or by certified check, bank draft, or postal or express money order;

(b)
through the delivery of Common Shares previously acquired by the Optionee;

(c)
by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option;

(d)
in Common Shares newly acquired by the Optionee upon exercise of the Option (which shall constitute a disqualifying disposition with respect to this ISO); or

(e)
in any combination of (a), (b), (c) or (d) above.

In the event the exercise price is paid, in whole or in part, with Common Shares, the portion of the exercise price so paid shall be equal to the Fair Market Value of the Common Shares surrendered on the date of exercise.

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the Common Shares with respect to which the Option is so exercised. The Optionee shall obtain the rights of a shareholder upon receipt of a certificate(s) representing such Common Shares.

Such certificate(s) shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship), and shall be delivered as provided above to, or upon the written order of, the person exercising the Option.  All Common Shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

Upon exercise of the Option, Optionee shall be responsible for all employment and income taxes then or thereafter due (whether Federal, State or local), and if the Optionee does not remit to the Company sufficient cash (or, with the consent of the Committee, Common Shares) to satisfy all applicable withholding requirements, the Company shall be entitled to satisfy any withholding requirements for any such tax by disposing of Common Shares at exercise, withholding cash from Optionee's salary or other compensation or such other means as the Committee considers appropriate to the fullest extent permitted by applicable law.  Nothing in the preceding sentence shall impair or limit the Company's rights with respect to satisfying withholding obligations under Employment Agreement.

6.
Non-Transferability of Option.  This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution.  During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her disability, by his or her guardian or legal representative.

7.
Termination of Employment.   Any part of the Option that was not exercisable immediately before the termination of Optionee's employment shall terminate at that time.

8.
Disability.  If the Optionee becomes disabled (as determined in accordance with section 22(e)(3) of the Code) during his or her employment and, prior to the Expiration Date, the Optionee's employment is terminated as a consequence of such disability, then this Option may be exercised by the Optionee or by the Optionee's legal representative, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination of employment.  Any part of the Option that was not exercisable immediately before the Optionee's termination of employment shall terminate at that time.

9.
Death.   Any part of the Option that was not exercisable immediately before the Optionee's death shall terminate at that time.

 10.
Disqualifying Disposition of Option Shares.  The Optionee agrees to give written notice to the Company, at its principal office, if a “disposition” of the Common Shares acquired through exercise of the Option granted hereunder occurs at any time within two years after the Grant Date or within one year after the transfer to the Optionee of such shares.  Optionee acknowledges that if such disposition occurs, the Optionee generally will recognize ordinary income as of the date the Option was exercised in an amount equal to the lesser of (i) the Fair Market Value of the Common Shares on the date of exercise minus the exercise price, or (ii) the amount realized on disposition of such shares minus the exercise price.  If requested by the Company at the time of and in the case of any such disposition, Optionee shall pay to the Company an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition.  The provisions of this Section 10 shall apply, whether or not the Optionee is in the employ of the Company at the time of the relevant disposition.  For purposes of this Paragraph, the term “disposition” shall have the meaning assigned to such term by section 424(c) of the Code.

11.
Securities Matters.  (a)  If, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Common Shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Common Shares hereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors.  The Company shall be under no obligation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.  The Committee shall inform the Optionee in writing of any decision to defer or prohibit the exercise of an Option.  During the period that the effectiveness of the exercise of an Option has been deferred or prohibited, the Optionee may, by written notice, withdraw the Optionee's decision to exercise and obtain a refund of any amount paid with respect thereto.

(b)
The Company may require: (i) the Optionee as a condition of exercising the Option, to give written assurances, in substance and form satisfactory to the Company, to the effect that such person is acquiring the Common Shares subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to make such other representations or covenants; and (ii) that any certificates for Common Shares delivered in connection with the exercise of the Option bear such legends, in each case as the Company deems necessary or appropriate, in order to comply with federal and applicable state securities laws, to comply with covenants or representations made by the Company in connection with any public offering of its Common Shares or otherwise.  The Optionee specifically understands and agrees that the Common Shares, if and when issued upon exercise of the Option, may be “restricted securities,” as that term is defined in Rule 144 under the Securities Act of 1933 and, accordingly, the Optionee may be required to hold the shares indefinitely unless they are registered under such Securities Act of 1933, as amended, or an exemption from such registration is available.

(c)
The Optionee shall have no rights as a shareholder with respect to any Common Shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to the Optionee for such Common Shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

12.
Governing Law.  This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible.  Otherwise, the laws of the State of Delaware (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Optionee under, the Employment Agreement and Options granted thereunder subject to the arbitration provision of the Employment Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Incentive Stock Option Agreement to be duly executed by its duly authorized officer, and the Optionee has hereunto set his or her hand and seal, all as of the 2nd day of July, 2012.

ROADSHIPS HOLDINGS, INC.

By: /s/ Michael Nugent
Name:  Michael Nugent
Title:  Director

/s/ Michale Norton-Smith
Optionee
Michael Norton-Smith

ROADSHIPS HOLDINGS, INC.

Notice of Exercise of Incentive Stock Option

I hereby exercise the incentive stock option granted to me pursuant to the Incentive Stock Option Agreement dated as of  July 2, 2012, by Roadships Holdings, Inc. (the “Company”), with respect to the following number of shares of the Company's common stock (“Shares”), par value $0.001 per Share, covered by said option:

Number of Shares to be purchased:
  _______

Purchase price per Share:
$_______

Total purchase price:
$_______

A.
Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $________ in full/partial [circle one] payment for such Shares;

and/or

B.
Enclosed is/are           Share(s) with a total fair market value of $              on the date hereof in full/partial [circle one] payment for such Shares;

and/or

C.
I have provided notice to                         [insert name of broker], a broker, who will render full/partial [circle one] payment for such Shares.  [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full/partial (as elected above) exercise price.]

and/or

D.
I elect to satisfy the payment for Shares purchased hereunder by having the Company withhold newly acquired Shares pursuant to the exercise of the Option.  I understand that this will result in a “disqualifying disposition,” as described in Section 10 of my Incentive Stock Option Agreement.

Please have the certificate or certificates representing the purchased Shares registered in the following name or names*:                                                                   ; and sent to                                                 .

DATED:                       ___, 20__
______________________ Optionee's Signature

________________